EXHIBIT 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in Registration Statement No. 333-80897 of Gateway Energy Corporation on Form S-8 of our report dated March 10, 2006, appearing in this Annual Report on Form 10-KSB of Gateway Energy Corporation for the year ended December 31, 2005.



/s/  Pannell Kerr Forster of Texas, P.C.
--------------------------------------------
     Pannell Kerr Forster of Texas, P.C.



Houston, Texas
March 28, 2006